Exhibit 10.2

STOCK PURCHASE AGREEMENT

by and between

BIOVAIL LABORATORIES INCORPORATED

and

DEPOMED, INC.

Dated as of May 28, 2002

-i-

-ii-

ANNEX I—	Form of Registration Rights Agreement
ANNEX II	Form of Nominee Voting Commitment
ANNEX III	Committed Voters

-iii-

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of May 28, 2002, by and between Biovail Laboratories Incorporated, a corporation organized under the laws of Barbados (“Purchaser”), and Depomed, Inc., a California corporation (the “Company”).

WHEREAS, Purchaser wishes to subscribe for and the Company wishes to issue, sell and transfer to Purchaser 2,465,878 shares of Company Common Stock (the “New Shares”) to Purchaser at a subscription price of US$5.00 per share, in cash (the “Initial Share Consideration”); and

WHEREAS, in connection with and conditioned upon the aforementioned sale, transfer and issuance, the Company wishes to grant and Purchaser wishes to accept the Purchaser’s Option and, subject to the terms hereof, the Conditional Option and the Company and Purchaser each wish to enter into the Registration Rights Agreement; and

WHEREAS, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein and in the other Transaction Documents and also to prescribe various conditions to each such transaction;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article:

“affiliate”, as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Exceptions” has the meaning set forth in Section 4.02(a).

“Business Day” means any day on which commercial banks are not required or authorized to close in the City of New York or the City of Toronto.

“Closing” has the meaning set forth in Section 9.01.

“Closing Date” has the meaning set forth in Section 9.01.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals hereto.

“Company Articles of Incorporation” has the meaning set forth in Section 4.03(b).

“Company Balance Sheet” has the meaning set forth in Section 4.06(c).

“Company Change of Control” means an event whereby (1) any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting stock of the Company, (ii) the Company is merged with or into or amalgamated or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50% of the outstanding voting stock of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger, amalgamation or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger, amalgamation or consolidation, the stockholders of Company as of such a record date, (iii) the sale, lease, transfer, conveyance or other distribution (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act, or (iv) the adoption of a plan relating to the liquidation or dissolution of the Company (which for the avoidance of doubt shall not include the adoption of any plan relating to an internal restructuring of the Company or a change in the jurisdiction of organization of the Company).

“Company Common Stock” means the common stock, no par value, of the Company.

“Company Disclosure Statement” has the meaning set forth in the preamble to Article IV.

“Conditional Option” shall have the meaning set forth in Section 6.08.

“Confidentiality Agreement” has the meaning set forth in Section 11.02(a).

“Consent” has the meaning set forth in Section 4.03(a).

“Convertible Note” has the meaning set forth in Section 4.05.

“Designee” shall mean a person designated by the Purchaser that is reasonably acceptable to the Company.

“Environmental Laws” has the meaning set forth in Section 4.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” has the meaning set forth in Section 4.06(b).

“Governmental Entity” has the meaning set forth in Section 4.03(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Share Consideration” has the meaning set forth in the recitals hereto.

“Intellectual Property” has the meaning set forth in Section 4.10(b).

“knowledge” shall mean the actual knowledge or such knowledge as would exist after reasonable inquiry directed to employees who would reasonably be expected to have knowledge of relevant matters, with respect to the Company, the Company’s executive officers and, with respect to Purchaser, Purchaser’s executive officers.

“Law” has the meaning set forth in Section 4.08(b).

“Lien” has the meaning set forth in Section 4.05.

“Material Adverse Effect on the Company” means any change in, or effect on, the business, results of operations, assets, financial condition or prospects of the Company or any of the Subsidiaries that is or would reasonably be expected to be materially adverse to the Company and the Subsidiaries taken as a whole, other than any change or effect (i) relating to the economy in general or (ii) relating to the industry in which the Company operates in general and not specifically relating to the Company.

“Material Contracts” means (i) agreements of the Company or any of the Subsidiaries containing an unexpired covenant not to compete applying to the Company or any of the Subsidiaries; (ii) employment or consulting agreements, or arrangements; (iii) collective bargaining agreements; (iv) interest rate, currency or commodity hedging, swap or similar derivative transactions to which the Company or any of the Subsidiaries is a party; (v) material agreements providing for payment based on revenues, sales or profits; (vi) agreements between the Company or any of the Subsidiaries, on the one hand, and any affiliate of the Company, on the other hand; (vii) other material agreement not entered into in the ordinary course of business or; (viii) other contracts or amendments thereto that would be required to be filed and have not been filed as a exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement.

“New Shares” has the meaning set forth in the recitals hereto.

“Option Delivery Date” has the meaning set forth in Section 2.03.

“Permitted Encumbrance” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $50,000 in the aggregate; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i)are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary Liens on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

“person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term it defined in Section 13(d)(3) of the Exchange Act).

“Purchaser” has the meaning set forth in the recitals hereto.

“Purchaser Nominees” has the meaning set forth in Section 3.02.

“Purchaser’s Option” has the meaning set forth in Section 2.02.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the Closing Date, between Purchaser and the Company, a form of which is attached hereto as Annex I.

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and non-U.S., if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) non-U.S. investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.06(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” has the meaning set forth in Section 4.01.

“subsidiary” or “subsidiaries” means, with respect to any party, any person of which such party (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the votes for the election of the board of directors or other governing body of such person.

“Tax” means (i) all federal, state, provincial, local or non-U.S. taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treas. Reg. § 1.1502-6 (or any similar state, local or non-U.S. provision)) in respect of any items described in clause (i) or (ii).

“Tax Return” means all returns, declarations, reports, estimates, information returns and statements filed or required to be filed in respect of any Taxes.

“Transaction Documents” has the meaning set forth in Section 4.02.

“Warrants” has the meaning set forth in Section 4.05.

ARTICLE II

ISSUE OF SHARES AND GRANT OF OPTION

SECTION 2.01.  Purchase and Sale of New Shares.  Subject to the terms and conditions set forth herein, the Company agrees that it will sell to Purchaser, and Purchaser agrees that it will, at the Closing Date, purchase from the Company, the New Shares at the Initial Share Consideration per share of Company Common Stock purchased.

SECTION 2.02.  Purchaser’s Option.  (a) The Company hereby grants the Purchaser or its Designee, subject to the Closing occurring on the Closing Date, the right (the “Purchaser’s Option”) to purchase up to such number of additional shares of Company Common Stock as shall cause the Purchaser (and its subsidiaries and its Designee, if any, taken together) to (directly or indirectly) have purchased or been granted pursuant to the provisions of this Agreement up to (but not exceeding) 20.0% of the Company’s issued and outstanding Common Stock (calculated immediately after exercise of the Purchaser’s Option). The option exercise price shall be payable on the Option Delivery Date in accordance with the provisions of Section 2.03.  The Purchaser’s rights to exercise the Purchaser’s Option shall expire on the date that is three years from the Closing Date.  Notwithstanding anything to the contrary herein, the Purchaser’s Option (i) shall expire immediately upon any sale or transfer to a party other than a Designeee or affiliate or other disposition by the Purchaser, Designee or any affiliate of the Purchaser of any of the shares of Company Common Stock purchased hereunder and (ii) may only be exercised once during the duration of the Purchaser’s Option.

(b)           Subject to the adjustments set forth in subsection (c) below, the Option exercise price per share purchased pursuant to exercise of the Purchaser’s Option shall equal the Initial Share Consideration plus, beginning one year from the date hereof, an additional 20.0% per annum, compounded monthly.

(c)(I)  If, prior to the expiration of the Purchaser’s Option, the Company shall issue any Company Common Stock as a share dividend or subdivide the number of outstanding shares of Company Common Stock, the Option exercise price per share purchasable pursuant to the Purchaser’s Option in effect at the time of such action shall be proportionately reduced and the number of shares of

Company Common Stock purchasable upon exercise of the Purchaser’s Option shall be proportionately increased.  If the Company shall, at any time during the life of the Purchaser’s Option, declare a dividend payable in cash on Company Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Company Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Company Common Stock so issued shall, for the purpose of the Purchaser’s Option, be deemed to have been issued as a share dividend.  Any dividend paid or distributed upon Company Common Stock in shares of any other class of securities convertible into Company Common Stock shall be treated as a dividend paid in Company Common Stock to the extent that Company Common Stock is issuable upon the conversion thereof.

                    (II)      If, prior to the expiration of the Purchaser’s Option by exercise or by its terms, the Company desires to  recapitalize by reclassifying the outstanding Company Common Stock, or the Company or a successor corporation desires to consolidate or merge with or convey all or substantially all of its or any successor corporation’s property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term “successor corporation” used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), then the Company shall deliver to the holder of the Purchaser’s Option prior written notice from the Company stating that the Company intends to engage in certain of the foregoing transactions set out in this Section 2.02(C)(II), and the Purchaser shall have the right to exercise the Purchaser’s Option within 30 days of receipt of the foregoing notice failing which the Purchaser’s Option shall terminate.

                   (III)      If:  (i) the Company shall take a record of holders of Company Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Company Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company’s assets; or (ii) the Company shall take a record of the holders of Company Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification or other reorganization of the securities which the Company is authorized to issue, consolidation or merger by the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the holder of the Purchaser’s Option, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected.  Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Company Common Stock of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Company Common Stock or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

                   (IV)      If the Company, at any time while the Purchaser’s Option shall remain unexpired, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the holder of the Purchaser’s Option may thereafter receive upon exercise thereof, in lieu of each Company Common Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Company Common Stock purchased upon exercise of the Purchaser’s Option.

                    (V)      The Company shall as promptly as practicable after the occurrence of any of the events set forth in Section 2.02(c)(I)-(IV) notify the Purchaser in writing of the occurrence of such event or events.

(d)  No fractional shares or scrip representing fractional shares shall be issued pursuant to any provision of this Agreement.  With respect to any fraction of a share of Company Common Stock called for upon exercise of the Purchaser’s Option or upon exercise of the rights granted in Section 3.01(d), the

Company shall issue to the party so exercising cash in lieu of such fractional share.

SECTION 2.03.  Delivery.  Delivery of the Company Common Stock constituting the New Shares to be purchased by Purchaser pursuant to this Agreement shall be made at the Closing, and delivery of the Company Common Stock to be issued upon exercise of the Purchaser’s Option shall be made within three Business Days of the Purchaser’s notice to the Company of any exercise of the Purchaser’s Option (such date, the “Option Delivery Date”), by the Company delivering certificates representing such Company Common Stock to the Purchaser or the Designee, as applicable, against payment therefor in immediately available same day funds to an account designated by the Company.  The Company will bear all expenses of shipping such Company Common Stock (including, without limitation, insurance expenses) to such places within the United States of America, Canada or Barbados as Purchaser or the Designee, as applicable, shall specify.

ARTICLE III

RIGHTS OF PURCHASER

SECTION 3.01.  Rights Granted at Closing.  At and from the Closing Date:

(a)           So long as the Purchaser (together with its subsidiaries) holds, directly or indirectly, not less than 10% of the of the issued and outstanding shares of Company Common Stock, the Purchaser shall be entitled, but not obligated, to have a non-voting observer (the “Purchaser Observer”) in attendance at each meeting of the Board of Directors of the Company and each meeting of any committee thereof (each such meeting, a “Board Meeting”).  The Purchaser, and if the Purchaser has notified the Company that it has appointed a Purchaser Observer, the Purchaser Observer, shall receive notice of each Board Meeting at least five Business Days prior to such meeting.  Such notice shall specify the time, date, location and purpose of such meeting.  The Purchaser, and the Purchaser Observer, if any, shall also be provided with the same agenda and other information provided to board or committee members, as the case may be, in connection with such meeting and at the same time such materials are provided to such board or committee members, as the case may be; the Purchaser shall be entitled to appoint, dismiss or replace the Purchaser Observer at its sole discretion; provided, however, that the Board of Directors of the Company may exclude the Purchaser Observer from access to any meeting or portion thereof if the Company reasonably believes, upon advice of counsel, that such exclusion is advisable:  (i) to preserve attorney-client privilege, (ii) to protect such proprietary information relating to DepoMed Development, Ltd. or (iii) due to a conflict of interest between the Company and the Purchaser.

(b)           So long as the Purchaser (together with its subsidiaries) holds, directly or indirectly, not less than 5% of the of the issued and outstanding shares of Company Common Stock (calculated on a fully diluted basis), whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide the Purchaser with audited annual financial information prepared in accordance with GAAP and quarterly financial information prepared on a basis substantially consistent with the audited annual financial information and provide the Purchaser with access to executives of the Company responsible for the preparation of such financial information; such information shall be provided in a timely manner and shall be in such form as will allow the Purchaser to include such relevant financial information regarding the Company as may be reasonably necessary for the Purchaser to comply with any and all requirements related to the Purchaser’s regulatory filings or for the Purchaser to determine its pro rata share of the Company’s income or loss, including the amount, if any, of adjustments to such income or loss for the Purchaser to apply SAB 101 and reflect an in-process research and development write-off.

(c)           So long as the Purchaser (together with its subsidiaries) holds, directly or indirectly, not less than 10% of the of the issued and outstanding shares of Company Common Stock, in the event that the Company receives a bona fide offer from any person other than the Purchaser relating to the sale of substantially all of the Company’s assets or relating to any amalgamation, merger or business combination with, or recapitalization or restructuring or similar transaction involving, the Company and a person unaffiliated with the Company (each, a “Proposed Transaction”), or where the Company elects to initiate a Proposed Transaction, then, prior to the Company entering into any agreements with respect to the Proposed Transaction, including without limitation any exclusive negotiation agreement, letter of intent or definitive agreement providing for a Proposed Transaction, the Company shall deliver to the Purchaser written notice of such Proposed Transaction setting forth all of the terms and conditions of the Proposed Transaction (an “Offer Notice”).  Upon receipt of the Offer Notice, representatives of the parties shall meet in person as soon is reasonably practicable and discuss the terms set out in the Offer Notice.  If the parties, acting reasonably, are unable to conclude a binding agreement within 15 Business Days of receipt of the Offer Notice with respect to the Proposed Transaction more particularly described in the Offer Notice, or if the Purchaser provides the Company with written notice that it does not wish to pursue the Proposed Transaction within that 15 Business Day Period, then the Company shall be free to pursue the Proposed Transaction without again providing the Purchaser with further notice so long as the terms upon which the Company closes such Proposed Transaction are not less favourable, taken as a whole, than those, if any, offered to the Company by the Purchaser in the course of the discussions between the Company and the Purchaser contemplated by this Section 3.01(c); and

(d) (1) until the date that is three (3) years from the Closing Date, at any time that the Company offers for sale Company Common Stock or securities convertible or exchangeable into, or exercisable for, Company Common Stock, whether newly issued or not and whether registered pursuant the Securities Act or not (such securities offered, the “Offered Securities”), the Purchaser or its Designee shall be given the opportunity to participate in such offering, on terms identical to those offered to other offerees of the Offered Securities, and purchase, at its discretion, up to such number of Offered Securities that, upon the completion of such offering, shall cause the Purchaser (taken together with its subsidiaries and the Designee) to own the same percentage  of issued and outstanding Company Common Stock (such percentage, the “Pre-Offering Ownership Percentage”) purchased pursuant to any provision of this Agreement (calculated on an issued and outstanding basis) as the Purchaser (and its subsidiaries, taken together) owned immediately prior to the completion of such offering;

(2) the foregoing rights set out in Section 3.01(d)(1) shall not apply to any:  (i) offering or issuance of securities under an option plan or other stock plan; (ii) asset or company acquisition paid for, in whole or in part, in shares of stock; (iii) issuances of warrants to purchase shares of stock as part of an equipment financing; (iv) underwritten or registered direct public offering of securities of the Company; or (v) in connection with a strategic licensing transaction (each, a “Qualified Offering”);

(3) notwithstanding the issuance of stock or other securities pursuant to Section 3.01(d)(2), in no event shall securities issued in any Qualified Offering be included for the purposes of calculating the Pre-Offering Ownership Percentage, provided that if the Company offers for sale or issuance further securities in which the Purchaser is entitled to participate pursuant to Section 3.01(d)(1) (a “Post-Qualified Offering”) subsequent to a Qualified Offering, the Purchaser shall be entitled to purchase in such Post-Qualified Offering a sufficient number of securities to cause the Purchaser (taken together with its subsidiaries and the Designee) to own the Pre-Offering Ownership Percentage as the Purchaser (and its subsidiaries, taken together) owned by the Purchaser immediately prior to the completion of such Qualified Offering;

(4) if the Purchaser is unable to purchase a sufficient number of securities in a Post-Qualified Offering due to the number of shares offered for sale in such offering in no event shall such Qualified Offering be included for the purposes of calculating the Pre-Offering Ownership Percentage until such time as a Post-Qualified Offering provides the Purchaser with a sufficient number of securities to cause the Purchaser (taken together with its subsidiaries and the Designee) to own the Pre-Offering Ownership Percentage as the Purchaser (and its subsidiaries, taken together) owned by the Purchaser immediately prior to the completion of such Qualified Offering; and

(5) where the Purchaser declines to purchase in a Post-Qualified Offering, or where in a Post-Qualified Offering there are sufficient securities available to cause the Purchaser (taken together with its subsidiaries and the Designee) to own the Pre-Offering Percentage as the Purchaser (and its subsidiaries, taken together) owned immediately prior to the completion of such Qualified Offering and the Purchaser declines to purchase such securities (a “Non-Purchase Event”), then immediately subsequent to the Non-Purchase Event the shares issued in the Qualified Offering shall be included in calculating the Pre-Offering Ownership Percentage.

(6) The Company shall give written notice to the Purchaser indicating the number of Offered Securities available to the Purchaser pursuant to this Section 3.01(d) specifying the per share price and other terms upon which it proposes to offer the Offered Shares and shall provide to the Purchaser the information proposed to be supplied to any third party offeree.  Within 15 days of the receipt of such notice, the Purchaser shall deliver a response notice to the Company.  If the Purchaser shall state in such notice that it intends to participate in such offering, the parties shall take all actions necessary to consummate the offering of the Offered Securities.

SECTION 3.02.  Rights Granted Upon the Exercise of the Purchaser’s Option.  (a)Provided that the Purchaser has purchased at least 2,400,000 New Shares under this Agreement, as soon as reasonably practicable, but in no event later than 15 Business Days following, the time of the exercise of the Purchaser’s Option by the Purchaser or an affilate of the Purchaser, the Company shall take all action necessary to cause to be appointed to the Board of Directors of the Company such number of Designees identified by the Purchaser (the “Purchaser Nominees”) as is set forth in the table below.  At each annual meeting of shareholders of the Company following the exercise of the Purchaser’s Option:  if at the time of such nomination the Purchaser (and its subsidiaries, taken together) holds, directly or indirectly, not less than 20% of the of the issued and outstanding shares of Company Common Stock (calculated on an issued and outstanding basis) the Company shall nominate the Purchaser Nominees for election to the Board of Directors of the Company set forth in the following table under “Number of Purchaser Nominees at 20.0% or more”; and (ii) pursuant to following table:  if at the time of such nomination the Purchaser (and its subsidiaries, taken together) holds, directly or indirectly, not less than 10.0%, and less than 20.0%, of the of the issued and outstanding shares of Company Common Stock (calculated on an issued and outstanding basis), the Company shall nominate the Purchaser Nominees for election to the Board of Directors of the Company set forth in the following table under “Number of Purchaser Nominees at 10% - 20%”:

Number of Directors

Number of Purchaser Nominees at 20% or more

Number of Purchaser Nominees at 10% — 20%

1 — 4

1

1

5 — 9

2

1

10 — 15

3

2

For each additional 5 Directors beyond 15

1 additional Director

1 additional Director

(b)           Provided that the Company fulfills its obligations under Section 3.02(a), the Purchaser shall not, and shall cause its affiliates not to:  (i) nominate for election, or solicit proxies in favor of the election, to the Board of Directors of the Company any person other than nominees designated by the Board of Directors of the Company; or (ii) cumulate its votes in the election of directors of the Company as permitted by the Company’s by-laws except in favor of Purchaser Nominees.

(c)           The Board of Directors of the Company may exclude the Purchaser Nominees from access to any meeting or portion thereof if the Company reasonably believes, upon advice of counsel, that such exclusion is advisable:  (i) to protect proprietary information relating to DepoMed Development, Ltd. or (ii) due to a conflict of interest between the Company and the Purchaser.

SECTION 3.03.  Board Approval.  The parties hereto agree, that so long as at least one Purchaser Nominee is a member of the Board of Directors of the Company, the Board of Directors of the Company shall duly approve, either at a meeting or by unanimous written consent, each of the following corporate actions:

(a)           approval of capital expenditures by the Company or any of its Subsidiaries in excess of $20 million;

(b)           approval of any incurrence of any material indebtedness or material change in the capital structure of the Company;

(c)           approval of any sale, lease, exchange, other disposition of, or the creation of any pledge, hypothecation, encumbrance or lien on, any material asset of the Company or the Subsidiaries;

(d)           the execution or of any material licensing agreement with respect to Intellectual Property of the Company or a Subsidiary;

(e)           the approval of a material acquisition of the of stock or assets or the making of a material investment in another person;

(f)            the provision of financial assistance to a third party in an amount in excess of $250,000;

(g)           the placement of loans or other incurrence of indebtedness in an amount in excess of $250,000 not negotiated in an arms-length transaction, including loans to directors and officers of the Company and its Subsidiaries;

(h)           the adoption of a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries; or

(i)            a Company Change of Control (structured in a form that would permit board approval).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that except as set forth in the section or subsection of the Company Disclosure Statement corresponding to the section or subsection of this Article IV delivered to Purchaser prior to the execution hereof (the “Company Disclosure Statement”):

SECTION 4.01.  Organization and Qualification; Subsidiaries.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Each subsidiary of the Company (together, the “Subsidiaries”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  The Company and each of the Subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, other than such jurisdictions where the failure to be so qualified or licensed and to be so in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a Subsidiary), partnership, joint venture or other business association or entity.

SECTION 4.02.  Authority Relative to this Agreement.  (a)  The Company has the requisite corporate power and authority to execute and deliver each of this Agreement and the Registration Rights Agreement (collectively, the “Transaction

Documents”) and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or the any other Transaction Document or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and each other Transaction Document will be upon execution, duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by the other parties thereto, if any, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally (the “Bankruptcy Exceptions”) and (ii) is subject to general principles of equity.

(b)           The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Company Board Approval”), has duly approved each of this Agreement and the transactions contemplated hereby.

(c)           Other than as set forth on Section 4.02 of the Company Disclosure Statement, the Company Board Approval is the only vote, approval or consent of any Person or entity necessary to approve this Agreement or any Transaction Document and the transactions contemplated hereby or thereby.

SECTION 4.03.  No Conflict; Required Filings and Consents.  (a)   None of the execution and delivery of this Agreement or the other Transaction Documents, the consummation by the Company of the transactions contemplated hereby or thereby or compliance by the Company with any of the provisions hereof or thereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a “Consent”), any government, subdivision thereof, or any administrative, governmental, regulatory or self-regulatory authority, agency, commission, tribunal or body, domestic, non-U.S. or supranational (a “Governmental Entity”) or person who is not a Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, the American Stock Exchange, the Securities Act or applicable state securities “Blue Sky” laws in connection with the registration rights granted pursuant to the Registration Rights Agreement and (ii) compliance with the HSR Act, if required.

(b)           Except as set forth in clause (a) of this Section 4.03, none of the execution and delivery of this Agreement or the other Transaction Documents by the Company, the consummation by the Company of the transactions contemplated hereby and thereby or compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or violate the Articles of Incorporation of the Company as in effect on the date hereof (the “Company Articles of Incorporation”) or by-laws of the Company as in effect on the date hereof or the comparable organizational documents of any of the Subsidiaries, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or the Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit or the creation of any Lien on any of the property or assets of the Company or any of the Subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a “Violation”) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected, except, in the case of clause (ii) and (iii), for any such Violation which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

SECTION 4.04.  Brokers.  None of the Company, any of the Subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

SECTION 4.05.  Capitalization.  The Company has heretofore made available to Purchaser complete and correct copies of the Company Articles of Incorporation and the by-laws, in effect on the date hereof, of the Company.  The authorized capital stock of the Company as of the date of this Agreement consists of 13,973,309 shares of Company Common Stock and 12,015 shares of Series A Preferred Stock, no par value (“Preferred Stock”).  As of the close of business on May 21, 2002 there were (i) 13,973,309 shares of Company Common Stock issued and outstanding, of which no shares were owned by the Company or a wholly-owned Subsidiary and (ii) 12,015 shares of Preferred Stock issued and outstanding, of which no shares were owned by the Company or a wholly-owned Subsidiary.  As of the close of business on May 21, 2002, there were issued and outstanding Common Stock Purchase Warrants, no par value (“Warrants”) to purchase 3,215,270 shares of Company Common Stock with a weighted average exercise price of $5.89.  The Company has no capital stock reserved for issuance, except that, as of the day prior to execution of this Agreement, there were (i) 2,562,540 shares of Company Common Stock reserved for issuance pursuant to options outstanding on the date hereof pursuant to the Company’s  option plan, (ii) 3,215,270 shares of Company Common Stock reserved for issuance upon exercise of Warrants, (iii) 1,323,396 shares of Company Common Stock reserved for issuance upon conversion of the Preferred Stock and (iv) 641,741 shares of Company Common Stock reserved for issuance upon conversion of the Convertible Promissory Note of the Company dated January 21, 2000 (the “Convertible Note”).  Since the day prior to execution of this Agreement, the Company has not issued any options, Warrants or capital stock except pursuant to the exercise of Options or Warrants or the conversion of the outstanding Preferred Stock or the outstanding Convertible Note outstanding as of such date and in accordance with their terms.  The  New Shares and the Company Common Stock to be issued upon exercise of the Purchaser’s Option have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable and, with respect to (iii), upon exercise, will be validly issued, fully paid and non-assessable.  All the outstanding Company Common Stock and Preferred Stock are, and all Company Common Stock which may be issued pursuant to the exercise of outstanding options or Warrants or the conversion of the outstanding Preferred Stock or the outstanding Convertible Note will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.  Except for the Convertible Note, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company or any of the Subsidiaries issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of the Subsidiaries, obligating the Company or any of the Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any capital stock or Voting Debt of, or other equity interest in, the Company or any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of the Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  There are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of the Subsidiaries and the issuance of Company Common Stock pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any person, other than as set forth in Section 4.05 of the Company Disclosure Statement.  Each of the outstanding capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares of the Subsidiaries as are owned by the Company or by a wholly owned Subsidiary are free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a “Lien”), except for Permitted Encumbrances.

SECTION 4.06.  SEC Reports and Financial Statements.  (a)  The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC through the date hereof (the “SEC Reports”).  As of their respective dates and except as subsequently amended prior to the date hereof, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) (i)  The balance sheets as of December 31, 2000 and 2001 and the related statements of operations, shareholders’ equity and cash flows (including the notes thereto) for each of the three years in the period ended December 31, 2001 and for the period from inception (August 7, 1995) to

December 31, 2001 (including the related notes and schedules thereto) of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the “Form 10-K”) included in the SEC Reports present fairly the financial position and the results of operations and cash flows of the Company as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles applied on a consistent basis as of and during the periods involved (“GAAP”).

                     (ii)      The balance sheet as of December 31, 2001 and the related statements of operations, shareholders’ deficit and cash flows (including the notes thereto) for the period from formation (November 30, 1999) to December 31, 2001 of Depomed Development, Ltd. contained in the Form 10-K included in the SEC Reports present fairly the financial position and the results of operations and cash flows of Depomed Development, Ltd. as of the dates or for the periods presented therein in conformity with GAAP.

(c)           The Company and the Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, contingent, unliquidated, conditional or otherwise) except for liabilities or obligations (i) reflected or reserved against on the balance sheet as at December 31, 2001 included in the Form 10-K (the “Company Balance Sheet”) or (ii) which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

SECTION 4.07.  Litigation.  There is no suit, action, proceeding or governmental investigation before any commission or other administrative authority pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, with respect to or affecting the Company’s or any of the Subsidiaries’ operations, business, products, sales practices or financial condition, except for suits, actions and proceedings that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of the Subsidiaries, except for judgments, decrees, injunctions and orders that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  There are no facts known to the Company which, if known by a potential claimant or any Governmental Entity, would reasonably give rise to a claim or proceeding which, if asserted or conducted would be reasonably likely to have a Material Adverse Effect on the Company.

SECTION 4.08.  Compliance with Applicable Laws; Permits.  (a)  The Company and the Subsidiaries are and have been in compliance with all Laws, regulations and orders of any Governmental Entity applicable to the Company or the Subsidiaries, except for such failures so to comply which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.  The business operations of the Company and the Subsidiaries have not been conducted in violation of any Law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(b)           Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity, including, without limitation, the FDA, the United States Drug Enforcement Administration (the “DEA”), and similar authorities in any U.S. and non-U.S. jurisdictions, necessary for the Company or any Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (the “Company Permits”), and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except, with regard to any Company Permits about which a representation and warranty is given by the Company in any other section in this Article IV and such other representation and warranty expressly includes a qualification as to Material Adverse Effect on the Company, where the failure to have, or the suspension or cancellation of, such Company Permits would not individually or in the aggregate have a Material Adverse Effect on the Company.  Neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except for such conflict, default or violation as would not individually or in the aggregate have a Material Adverse Effect on the Company or (ii) any Company Permits.  As used in this Agreement, “Law” means any federal, state or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law of the United States or any other U.S. or non-U.S. jurisdiction, including, without limitation, the Federal Food, Drug, and Cosmetic

Act (the “FDCA”), the Controlled Substances Act, and any other similar act or law.

                     (c)      Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company:
                      (i)      all manufacturing operations of the Company and the Subsidiaries are being conducted in substantial compliance with applicable good manufacturing practices;
                     (ii)      all necessary clearances or approvals from governmental agencies for all drug and device products which are manufactured or sold by the Company and the Subsidiaries have been obtained, and the Company and the Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by the Company and the Subsidiaries of such products;
                    (iii)      to the Company’s knowledge, all of the clinical studies which have been, or are being, conducted by or for the Company and the Subsidiaries are being conducted in substantial compliance with generally accepted good clinical practices and all applicable government regulatory requirements;
                    (iv)      as of the date of this Agreement, neither the Company nor any of the Subsidiaries has received written notice of any petition or other attempt by a brand name drug company to have the therapeutic equivalence rating of a product of the Company or a Subsidiary withheld or altered;
                     (v)      none of the Company, the Subsidiaries or, to the knowledge of the Company, any of their respective officers, employees or agents (during the term of such person’s employment by the Company or a Subsidiary or while acting as an agent of the Company or a Subsidiary) has made any untrue statement of a material fact or fraudulent statement to the FDA or any similar governmental agency (including, without limitation, non-U.S. regulatory agencies), failed to disclose a material fact required to be disclosed to the FDA or any similar governmental agency (including, without limitation, non-U.S. regulatory agencies), or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or any similar governmental agency (including, without limitation, non-U.S. regulatory agencies) to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or similar governmental policy or regulation (including, without limitation, non-U.S. policies or regulations), rule, regulation or law;
                    (vi)      neither the Company nor any of the Subsidiaries has received any written notice that the FDA or any similar governmental agency (including, without limitation, non-U.S. regulatory agencies) has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any of the Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any of the Subsidiaries;
                   (vii)      as to each article of drug, device, cosmetic or vitamin manufactured and/or distributed by the Company or any of the Subsidiaries, such article is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or Law of any jurisdiction (including, without limitation, non-U.S. jurisdictions); and
                  (viii)      none of the Company, the Subsidiaries or, to the knowledge of the Company, any of their respective officers, employees or agents (during the term of such person’s employment by the Company or a Subsidiary or while acting as an agent of the Company or a Subsidiary, subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable Law.

(d)           As to each product subject to FDA’s jurisdiction under the FDCA and the jurisdiction of the Drug Enforcement Agency under the Comprehensive Drug Abuse Prevention and Control Act of 1970 (“CSA”) which is manufactured, tested, distributed, held, and/or marketed by the Company, such product is being manufactured, held and distributed in compliance with all applicable requirements under the FDCA and the CSA, if applicable, including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports, and security.

(e)           None of the Company, any of the Subsidiaries or any product manufactured, tested, distributed, held, developed and/or marketed by the Company or any of the Subsidiaries is subject to the jurisdiction of the Health Protection Branch of the Ministry of Health Canada.

(f)            The Company will promptly provide Purchaser with copies of any document that is issued, prepared, or otherwise becomes available from the date of this Agreement until the Closing Date which bears on the regulatory status under the FDCA or the CSA of the Company, any Subsidiary or any product of the Company or any Subsidiary, including, but not limited to, any deficiency letter, warning letter, non-approvable letter/order, and withdrawal letter/order, except for documents reflecting such matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(g)           Section 4.08(g) of the Company Disclosure Statement sets forth a complete and accurate list of (A) each investigational new drug filing made by the Company or any of the Subsidiaries with the FDA or similar U.S. or non-U.S. governmental agency, (B) each clinical trial protocol submitted by the Company or any of the Subsidiaries to the FDA or similar U.S. or non-U.S. governmental agency, (C) each new drug application and abbreviated or supplemental new drug application filed by the Company or any of the Subsidiaries pursuant to the FDCA, or any non-U.S. equivalents, (D) each product license application filed by the Company or any of the Subsidiaries pursuant to the Public Health Service Act, as amended, or any non-U.S. equivalents and (E) each establishment license application filed with respect to any product of the Company or any of the Subsidiaries under the Public Health Service Act, as amended, or any non-U.S. equivalents.

SECTION 4.09.  Employee Benefit Plans.  (a)  Except as set forth in Section 4.09(a) of the Company Disclosure Statement there are no “employee pension benefit plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“Pension Plans”), “welfare benefit plans” as defined in Section 3(1) of ERISA (“Welfare Plans”) or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, employment or consulting agreement, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees) employed in the United States, maintained or contributed to by the Company or any of the Subsidiaries or any

ERISA Affiliates (as hereinafter defined), or to which the Company or any of the Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the “Employee Benefit Plans”).  For purposes of this Agreement, “ERISA Affiliate” shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including the Company or a Subsidiary.

(b)           The Company and each of the Subsidiaries, and any Pension Plans and Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws.

(c)           All contributions to, and payments from, any Pension Plans that are required to have been made in accordance with the Pension Plans have been timely made.

(d)           Any Pension Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service (“IRS”) to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Pension Plans that would cause the loss of such qualification or exemption therefrom or the imposition of any material liability, penalty or Tax under ERISA or the Code.

(e)           Each Pension Plan that is not qualified under Code section 401(a) or 403(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  No assets of the Company are allocated to or held in a “rabbi trust” or similar funding vehicle.

(f)            There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation (“PBGC”)) involving the Pension Plans or Welfare Plans, and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Plan or Welfare Plan, against the assets of any of the trusts under any Pension Plan or Welfare Plan or against any fiduciary of any Pension Plan or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Plan or against the assets of any trust under such plan, nor, to the knowledge of the Company, are there any facts that would give rise to any material liability.

(g)           None of the Company, any of the Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other “party in interest” or “disqualified person” with respect to the Pension Plans or Welfare Plans, has engaged in a “prohibited transaction” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could result in a material tax or penalty on the Company or any of the Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA.

(h)           None of the Company, any of the Subsidiaries, or any of their ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

(i)            Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur liability under Title IV of ERISA.

(j)            Neither the Company nor any ERISA Affiliates has liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

(k)           With respect to each of the Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Purchaser:  (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Employee Benefit Plans, (iii) the most recent Forms 5500, if applicable, (iv) the most recent IRS determination letter, if applicable and (v) the most recent actuarial report or valuation with respect to each Pension Plan subject to Title IV of ERISA.

(l)            None of the Welfare Plans maintained by the Company or any of the Subsidiaries provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (“COBRA”), or except at the expense of the participant or the participant’s beneficiary.  The Company, the Subsidiaries, and any ERISA Affiliates which maintain a “group health plan” within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the “COBRA” notice and continuation requirements.

(m)          As of the Closing, the Company, the Subsidiaries and any entity with which the Company or the Subsidiaries could be considered a single employer under 29 U.S.C. Section 2101(a)(1) or under any relevant case-law, has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the 90-day period immediately following the Closing, will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

(n)           The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of the Subsidiaries.

(o)           The consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

(p)           The Company and the Subsidiaries do not maintain or contribute to any plan, program, policy, arrangement or agreement with respect to employees (or former employees) employed outside the United States.

SECTION 4.10.  Intellectual Property.  (a)  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) the Company and each of the Subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use and has maintained in good standing (in each case, clear of any Liens of any kind other than Permitted Encumbrances), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of the Company, threatened that the Company or any of the Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property; (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or the Subsidiaries; (iv) to the knowledge of the Company, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Intellectual Property; (v) the Company has no knowledge of any claim that any third party asserts ownership rights in any of the Intellectual Property; (vi) the Company has no knowledge of any claim or knowledge of any facts that would give the Company any reason to reasonably believe that the Company’s or the Subsidiaries’ use of any Intellectual Property infringes any right of any third party or would result in the breach of any contract or other obligation to which the Company or any Subsidiary is a party; (vii) the Company has no knowledge and there are no facts known to the Company that would give the Company any reasonable basis to believe that any third party is infringing on any of the Company’s or the Subsidiaries’ rights in any of the Intellectual Property; (viii) the Company has no knowledge and there are no facts known to the Company that would give the Company any reasonable basis to believe that any of its actions or the actions of the Subsidiaries has infringed or is infringing on any third party’s Intellectual Property rights; (ix) to the knowledge of the Company, there are no undisclosed government restrictions, domestic or non-U.S., which specifically limit the manner in which any of the Intellectual Property may be used or licensed; (x) to the knowledge of the Company, none of the Company, the Subsidiaries or any of their respective officers or directors has disclosed any confidential information of the Company or any of the Subsidiaries which would constitute trade secrets, except in the ordinary course of business of the Company and the Subsidiaries or with the authority of the Company or the Subsidiaries; and (xi) to the knowledge of the Company, none of the Company, the Subsidiaries or any of their respective officers or directors has used any confidential information or trade secrets of any Third Party in any manner or any purpose not permitted by that Third Party.

(b)           For purposes of this Agreement, “Intellectual Property” shall mean all inventions, whether patentable or not and whether patented or unpatented, patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, computer software programs and applications (including imbedded software), and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; all technical advances and other improvements made by or used in the operation or business of the Company; and, with respect to products under development and all intermediates useful in the manufacture of those products, all unpatented know-how, formulae, formulations, test procedures and protocols, processes, test results and data, and clinical data.

SECTION 4.11.  Environmental Matters.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) no Hazardous Materials are present at, on or under any real property or facility currently, or to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary which now require investigation, response, or other corrective action by the Company or any Subsidiary or for which the Company or any Subsidiary is financially responsible, or that would reasonably be expected to result in liability of, or costs to, the Company or any of the Subsidiaries, in each case under any Environmental Law; (ii) there is currently no civil, criminal or administrative action, suit, demand, hearing, proceeding, notice of violation, investigation, notice or demand letter, or request for information pending or to the knowledge of the Company, threatened, under any Environmental Law against the Company or any of the Subsidiaries; (iii) the Company and the Subsidiaries have not received any written claims or notices alleging liability under any Environmental Law currently pending, and the Company has no knowledge of any circumstances that would reasonably be expected to result in such claims or notices; (iv) to the knowledge of the Company, the Company and each of the Subsidiaries are currently in compliance, and within the period of applicable statutes of limitation have complied, with all, and have no liability under any, applicable Environmental Laws; (v) to the knowledge of the Company, no property or facility currently or formerly owned, leased or operated by the Company or any of the Subsidiaries or any of their respective predecessors-in-interest, or at which Hazardous Materials have been manufactured, handled, tested, formulated, prepared, encapsulated, packaged, bottled or stored for the Company or any of the Subsidiaries, or at which Hazardous Materials of the Company or any of the Subsidiaries have been stored, treated or disposed of, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any comparable list established under any Environmental Law; (vi) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity of any Environmental Permits held by the Company or any of the Subsidiaries, and will not require any filing, notice, or remediation under any Environmental Law; (vii) to the knowledge of the Company, no friable asbestos is present in, on, or at any property, facility or equipment of the Company or any of the Subsidiaries; (viii) to the knowledge of the Company, there are no past or present events, conditions, activities, or practices, including, without limitation, the disposal, emission or release of any Hazardous Materials, which would reasonably be expected to prevent the Company’s and the Subsidiaries’ compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of the Company or any of the Subsidiaries under any Environmental Law; (ix) no Lien has been asserted or recorded, or to the knowledge of the Company threatened, under any Environmental Law with respect to any assets, facility, inventory, or property currently owned, leased or operated by the Company or any of the Subsidiaries; (x) neither the Company nor any of the Subsidiaries has assumed by contract, agreement or otherwise any liabilities or obligations arising under any Environmental Law, or is currently performing any investigation, response or other corrective action under any Environmental Law; (xi) neither the Company nor any of the Subsidiaries has entered into or agreed to any judgment, decree or order by any judicial or administrative tribunal or agency and neither the Company nor any of the Subsidiaries is subject to any judgment, decree order or agreement, in each case relating to compliance with any Environmental Law or requiring the Company or any of the Subsidiaries to conduct any investigation, response, corrective or other action under any Environmental Law; and (xii) to the knowledge of the Company, there are no underground storage tanks or related piping, or impoundments, at any real property owned, operated or leased by the Company or any of the Subsidiaries, and any former such tanks, piping, or impoundments, on any such property which have been removed or closed, have been removed or closed in accordance with applicable Environmental Laws.

For purposes of this Agreement, the term “Environmental Laws” means the common law and all applicable federal, state, local and non-U.S. Laws, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of human health safety or the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface, subsurface strata, and natural resources such as wetlands, flora, fauna), including without limitation, laws relating to experimental use of animals or disposal of animal carcasses, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.  For purposes of this Agreement, the term “Hazardous Materials” means any pollutant, contaminant, substance, constituent or waste, including without limitation, medical, biohazardous, or infectious waste, animal carcass, any toxin, virus, infectious disease or disease-causing agent, or any other chemical, compound or material, including without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, subject to regulation or that can give rise to liability under any Environmental Law.  For purposes of this Agreement, the term “Environmental Permit” means any permit, license, approval, consent or other authorization provided or issued by any Governmental Entity pursuant to an Environmental Law.

The Company has made available to Purchaser all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, and data in the possession, custody or control of the Company or any Subsidiary relating to the existence of Hazardous Materials at facilities or properties currently or formerly owned, operated, leased or used by the Company or any of the Subsidiaries or concerning compliance by the Company and any Subsidiaries with, or liability of any of them under, any Environmental Law.

SECTION 4.12.  Material Adverse Change.  (a)  Since March 31, 2002, there has not been any change, or any development that is reasonably likely to result in a change, that would have a Material Adverse Effect on the Company.  Since March 31, 2002, the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practices and there has not been, directly or indirectly:

                      (i)      any declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of the Company;
                     (ii)      any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for the Company’s capital stock;
                    (iii)      any payment or granting by the Company or any of the Subsidiaries of any increase in compensation to any director, officer or, other than in the ordinary course of business consistent with past practice, employee of the Company or any of the Subsidiaries;
                    (iv)      any granting by the Company or any of the Subsidiaries to any director, officer or, other than in the ordinary course of business consistent with past practice, employee of any increase in severance or termination pay;
                     (v)      any entry by the Company or any of the Subsidiaries into any employment, consulting, severance or termination agreement with any such director or officer, other than in the ordinary course of business consistent with past practice;
                    (vi)      any adoption or increase in payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company or any of the Subsidiaries;
                   (vii)      any change in accounting methods, principles or practices by the Company or any of the Subsidiaries, except insofar as may have been required by changes in GAAP;
                  (viii)      any cancellation of any Material Contract by any person a party thereto;
                    (ix)      any resignation of one or more key employees of the Company;
                     (x)      any material litigation instituted against the Company or the Subsidiaries; or
                    (xi)      any agreement to do any of the things described in the preceding clauses (i) through (x).

SECTION 4.13.  Taxes.  (a)  Except as disclosed in Section 4.13 of the Company Disclosure Statement, (i) the Company and each of the Subsidiaries have prepared and timely filed with the appropriate governmental agencies all Tax Returns required to be filed on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or the Subsidiaries, and each such Tax Return is complete and accurate in all material respects; (ii) the Company and each of the Subsidiaries have timely paid all Taxes due and payable by them through the date hereof and have made adequate accruals for any Taxes attributable to any taxable period or portion thereof of the Company and/or the Subsidiaries ending on or prior to the date hereof that are not yet due and payable; (iii) all asserted Tax deficiencies or Tax assessments against the Company or any of the Subsidiaries have been paid or finally settled and no issue previously raised by any taxing authority reasonably could be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period (including periods subsequent to the Closing Date); (iv) no Tax audit or Tax examination of the Company or any of the Subsidiaries is in progress or pending or, to the knowledge of the Company, threatened by any taxing authority; (v) no extension of the period for assessment or collection of any Tax of the Company or any of the Subsidiaries is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (vi) no Liens have been filed with respect to any Taxes of the Company or any of the Subsidiaries other than in respect of property taxes that are not yet due and payable; (vii) neither the Company nor any of the Subsidiaries has made, or is or will be required to make, any change in its accounting methods for any period (or portion thereof) ending on or before the Closing Date that would result in an adjustment for any period (or portion thereof) ending on or after the Closing Date under Section 481 of the Code (or any similar provision of state, provincial, local or non-U.S. law); (viii) the Company and each of the Subsidiaries have made timely payments of all Taxes required to be deducted and withheld from the wages paid to their employees and from all other amounts paid to third parties; (ix) neither the Company nor any of the Subsidiaries is a party to any tax sharing, tax matters, tax indemnification or similar agreement; (x) neither the Company nor any of the Subsidiaries owns any interest in any “controlled foreign corporation” (within the meaning of Section 957 of the Code) or “passive foreign investment company” (within the meaning of Section 1296 of the Code); (xi) neither the Company nor any of the Subsidiaries has made an election under Section 341(f) of the Code; (xii) neither the Company nor any of the Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a “parachute payment” within the meaning of Section 280G of the Code; (xiii) no claim has ever been made in writing by a taxing authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction; (xiv) none of the assets of the Company or any of the Subsidiaries is “tax-exempt use property” (as defined in Section 168(h)(1) of the Code), “tax-exempt bond financed property” (as defined in Section 168(g)(5) of the Code) or may be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986); (xv) the Company is not and will not be at the Closing Date a “United States real property holding corporation,” within the meaning of Section 897 of the Code; (xvi) neither the Company nor any of the Subsidiaries has made any elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code; (xvii) neither the Company nor any of the Subsidiaries has accounted or is accounting for any transaction pursuant to Section 467 of Code; (xviii) there are no “excess loss accounts” (as defined in Treas. Reg. § 1.1502-19) with respect to any stock of any Subsidiary; and (xix) neither the Company nor any of the Subsidiaries has any (a) deferred gain or loss (1) arising from any deferred intercompany transactions (as described in Treas. Reg. §§ 1.1502-13 and 1.1502-13T prior to amendment by Treasury Decision 8597 (issued July 12, 1995)) or (2) with respect to the stock or obligations of any other member of any affiliated group (as described in Treas. Reg. §§ 1.1502-14 and 1.1502-14T prior to amendment by Treasury Decision 8597) or (b) any gain subject to Treas. Reg. § 1.1502-13, as amended by Treasury Decision 8597.

(b)           Depomed Development, Ltd. operates only in Bermuda and is not subject to U.S. taxation.

SECTION 4.14.  Material Contracts.    Assuming each Material Contract constitutes a valid and binding obligation of each other party thereto, each Material Contract is a valid and binding obligation of the Company or the applicable Subsidiary, as the case may be.  To the knowledge of the Company, each Material Contract is a valid and binding obligation of each other party thereto, and each such Material Contract is in full force and effect and is enforceable by the Company or the applicable Subsidiary in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions and subject to general principles of equity.  To the knowledge of the Company, there are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company, any Subsidiary or any third party under any of the Material Contracts.  Neither the

Company nor any of the Subsidiaries is a party to, or bound by any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company or the Subsidiaries according to the terms of this Agreement will be a default of a material provision under or an event of acceleration, or grounds for termination, or whereby timely performance by the Company of this Agreement may be prohibited or delayed.

SECTION 4.15.  Insurance.  The Company and the Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is in the Company’s judgment adequate to insure against risks to which the Company is normally exposed in its day-to-day operations, consistent with industry practice for companies (i) engaged in similar businesses and (ii) of at least similar size to that of the Company and the Subsidiaries, and have maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or the Subsidiaries or any of the properties owned, occupied or controlled by the Company or any of the Subsidiaries, in such amount as reasonably deemed necessary by the Company.  To the knowledge of the Company, each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  The Company Balance Sheet reflects adequate reserves for any insurance programs which require (or have required) the Company or any of the Subsidiaries to retain a portion of each loss, including, but not limited to, deductible and self-insurance programs.

SECTION 4.16.  Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover or similar statute or regulation enacted under the laws of any state or the federal laws of the United States is applicable to any of the transactions contemplated by this Agreement or the other Transaction Documents, except for such statutes or regulations as to which all necessary action has been taken by the Company and its board of directors to permit the consummation of the transactions contemplated hereby in accordance with the terms hereof.

SECTION 4.17.  Private Offering.  Assuming the representations and warranties of the Purchaser in this Agreement are true and accurate as of the date hereof, the offer, sale and issuance of the Company Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of applicable blue sky laws.  Neither the Company nor any authorized agent acting on behalf of it has offered or will offer or sell any securities, or has taken or will take any other action (including any offering of any securities of the Company under circumstances that would required under the Securities Act, the integration of such offering with the offering and sale of the Company Common Stock being acquired hereunder),that would cause the loss of such exemptions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PURCHASER

Purchaser represents and warrants to the Company as follows:

SECTION 5.01.  Organization and Qualification.  Purchaser is a corporation duly organized and validly existing under the laws of Barbados.

SECTION 5.02.  Authority Relative to this Agreement.  Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize or approve this Agreement or the other Transaction

Documents or to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and the other Transaction Documents Agreement will, upon execution be, duly executed and delivered by Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitute valid and binding obligations of Purchaser enforceable against each of them in accordance with their terms, except that such enforceability (i) may be limited by the Bankruptcy Exceptions and (ii) is subject to general principles of equity.

SECTION 5.03.  No Conflict; Required Filings and Consents.  (a)  Based on the representations and warranties of the Company set out in Section 4.03, none of the execution and delivery of this Agreement or the other Transaction Documents by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or thereby or compliance by Purchaser with any of the provisions hereof or thereof will require any Consent of any Governmental Entity or person who is not a Governmental Entity, except for compliance with the HSR Act, if required.

SECTION 5.04.  Financing.  Purchaser will have available funds sufficient to deliver the Initial Share Consideration and the Purchaser’s Option at the Closing.

SECTION 5.05.  Brokers.  Except for the engagement of Lazard Freres & Co. LLC, none of Purchaser, any of the other its subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with he transactions contemplated by this Agreement.

SECTION 5.06.  Restricted Securities.

(a)           The Purchaser is an investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company Common Stock.

(b)           The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(c)           The Purchaser understands that the shares of Company Common Stock it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from an “affiliate” (as defined in SEC Rule 144) of the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Company Common Stock may be resold without registration under the Act only pursuant to an exemption from registration under the Act.  In the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Act, the Common Stock must be held indefinitely.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

(d)           The Purchaser understands that the certificates evidencing the Company Common Stock acquired pursuant to this Agreement may bear legends to the following effect, which legends shall be removed, upon the request of the Purchaser and to the extent permitted by applicable securities laws, upon the effectiveness of a registration statement filed with the SEC pursuant to the Registration Rights Agreement:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended or any state securities laws and neither the securities nor any interest therein may be  offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration under such act or an available exemption therefrom.”

ARTICLE VI

COVENANTS

SECTION 6.01.  Access to Information.  (a)  From and after the date hereof and provided that the Purchaser (and its subsidiaries, taken together) holds, directly or indirectly not less than 10% of the issued and outstanding Company Common Stock (calculated on a fully diluted basis), the Company will, and will cause the Subsidiaries, and each of its and their respective officers, directors, employees, counsel, advisors and representatives (collectively, the “Company Representatives”)

to, provide Purchaser and its officers, employees, counsel, advisors and representatives (collectively, the “Purchaser Representatives”) reasonable access, during normal business hours and upon reasonable notice, to the officers, employees, offices and other facilities and to the books and records of the Company and the Subsidiaries, as will permit Purchaser to make inspections of such as any of them may reasonably require and will cause the Company Representatives and the Subsidiaries to furnish Purchaser and the Purchaser Representatives to the extent available with such other information with respect to the business, operations and prospects of the Company and the Subsidiaries as Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to provide the Purchaser or the Purchaser Representatives access to any such information if the Company reasonably believes, upon advice of counsel, that not providing such information to the Purchaser or the Purchaser Representatives is advisable:  (i) to preserve attorney-client privilege, (ii) to protect proprietary information relating to DepoMed Development, Ltd. or (iii) due to a conflict of interest between the Company and the Purchaser.  In the event of termination of this Agreement for any reason, Purchaser will, and will cause the Purchaser Representatives to, return to the Company or destroy all copies of written information furnished by the Company or any of the Company Representatives to Purchaser or the Purchaser Representatives and destroy all memoranda, notes and other writings prepared by Purchaser or the Purchaser Representatives based upon or including the information furnished by the Company or any of the Company Representatives to Purchaser or the Purchaser Representatives (and Purchaser will certify to the Company that such destruction has occurred).  Subject to Section 3.01(b) hereof, Purchaser shall, and shall cause the Purchaser Representatives to, hold the information provided by the Company pursuant to this Section 6.01 in confidence in accordance with the terms of the Confidentiality Agreement.

(b)           From the date hereof until the Closing Date, Purchaser will, and will cause its Subsidiaries, and each of the Purchaser Representatives to, provide the Company and any Company Representatives access to Purchaser’s publicly available documents.

SECTION 6.02.  Reasonable Efforts.  (a)  Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and the other

Transaction Documents and applicable laws and regulations to consummate the transactions contemplated hereby and thereby as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make appropriate filings as required pursuant to the HSR Act and any other Regulatory Law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) subject to the terms and conditions of this Agreement, the Company will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain all waivers with respect to each and every preemptive right and right of first refusal to which the issuance of Company Common Stock pursuant to this Agreement would, if not for such waivers, give rise.

SECTION 6.03.  Public Announcements.  (a)  So long as this Agreement is in effect, Purchaser and the Company agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement except as may be required in securities regulatory filings or otherwise required by law.

(b)           So long as this Agreement is in effect, the Company agrees to provide Purchaser under an obligation of Confidentiality Agreement with notice and copies of any press release or any public statement at least 24 hours prior to issuance that involve directly or indirectly the Purchaser, unless, on the advice of counsel, the Company has a legal obligation to issue such press release or make such public statement prior to the expiration of such 24 hour period, in which case the Company agrees to provide Purchaser with such notice and copies at the earliest practicable time.  The 24 hour period shall commence at 8:00 a.m. New York time on the next Business Day following the day notice was received if such day was not a Business Day.  Subject to Section 3.01(b), Purchaser shall, and shall cause the Purchaser Representatives to, hold the information provided by the Company pursuant to this Section 6.03 in confidence in accordance with the terms of the Confidentiality Agreement.

SECTION 6.04.  Notification of Certain Matters.  Purchaser on the one hand and the Company on the other shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would (i) cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (b) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

SECTION 6.05.  Confidentiality of Board Proceedings.  The Company shall use commercially reasonable efforts to ensure that any member of, or observer to, the Company’s Board of Directors is excluded from access to any meeting or portion thereof if the Company reasonably believes, upon advice of counsel, that exclusion of such member or observer is advisable:  (x) with respect to any board member or observer designated by the Purchaser, to protect proprietary information relating to DepoMed Development, Ltd. and (y) with respect to any board member or observer designated by EIS or any of its affiliates, to protect proprietary information related to the Company’s Metformin GR product or any other project or business being pursued by the Company and the Purchaser, Designee, or an affiliate of Purchaser.

SECTION 6.06.  Reservation of Shares Issuable upon Exercise of Purchaser’s Option.  At all times until the expiration of the Purchaser’s Option, the Company will reserve and keep available out of its authorized Company Common Stock, solely for issuance upon exercise of the Purchaser’s Option such number of shares of Company Common Stock as may be issuable upon exercise of the Purchaser’s Option.

SECTION 6.07.  Rule 144 Reporting.  With a view to making available to the Purchaser the benefits of Rule 144 promulgated by the SEC under the Securities Act, the Company agrees and covenants to:

(a)           make and keep adequate current public information with respect to the Company available, as such terms are used within the meaning of Rule 144, at all times after the Closing;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, if any; and

(c)           furnish to the Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Purchaser may reasonably request in order to permit the Purchaser to avail itself of any rule or regulation of the SEC allowing the Purchaser to sell its shares of Company Common Stock without an effective registration statement.

SECTION 6.08.  Conditional Option. The Company hereby grants the Purchaser a Conditional Option (the “Conditional Option”) to purchase additional Company Common Stock in an amount equal to one third of the New Shares rounded up or down, as the case may be, to the nearest whole share.  The exercise price of the Conditional Option shall be equal to the Initial Share Consideration plus $0.125.  All other terms of the Conditional Option with respect to, adjustments in the exercise price and number of shares of Company Common Stock purchasable pursuant to the Conditional Option shall be the same as set forth in the Purchaser’s Option.  The Conditional Option shall be exercisable for 120 days from the Closing Date.

SECTION 6.09.  Use of Proceeds.  The Company shall use the net proceeds from the issuance of the New Shares in furtherance of its business as described in the Form 10-K, including research and development of pharmaceutical products, protection of intellectual property rights and compliance with obligations under the Convertible Note.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

SECTION 7.01.  Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligations of each party to effect the transactions contemplated in this Agreement to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)           No Injunctions or Restraints; Illegality.  No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect having the effect of making the transactions contemplated hereby illegal or other wise prohibiting consummation of the transactions contemplated hereby.

(b)           HSR Act.  To the extent applicable, the waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

(c)           Approval in Authorized Share Increase.  The Company’s shareholders shall have approved of an increase in the number of authorized shares of Company Common Stock by 75,000,000 shares to 100,000,000 shares at the Company’s annual meeting of shareholders to be held on May 30, 2002, or at any postponement or adjournment thereof.

SECTION 7.02.  Conditions to the Obligations of Purchaser.  The obligation of Purchaser to perform its obligations pursuant to this Agreement to be performed at or subsequent to the Closing shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Purchaser:

(a)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b)           Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) at and as of the Closing Date as if made at and as of such time or, if made as of a specified date other than the date hereof, as of such date.

(c)           Consents, Waivers and Approval.  The Company shall have received all consents, approvals and waivers necessary for the consummation of the transactions contemplated hereby, including, without limitation, all waivers with respect to each and every preemptive right, with the exception of the preemptive right granted to EIS as set out in that certain EIS Securities Purchase Agreement as more particularly described in Section 11.10 of this Agreement, and right of first refusal to which the issuance of Company Common Stock pursuant to this Agreement would, if not for such waiver, give rise.

(d)           Officer’s Certificate.  Purchaser shall have received a certificate, dated the Closing Date, of the chief executive officer of the Company to the effect that the conditions specified in paragraphs (a) through (c) above have been satisfied.

(e)           Purchaser Nominees Approval Commitment.  The Purchaser shall have received the written voting commitment (substantially in the form of Annex II attached hereto) of each of the persons set forth in Annex III attached hereto.

(f)            Registration Rights Agreement.  The Company shall have executed the Registration Rights Agreement for the benefit of the Purchasers.

(g) Listing of Company Common Stock. The Company shall have received approval from the American Stock Exchange for listing of all Company Common Stock that may be purchased by the Purchaser hereunder.

SECTION 7.03.  Conditions to the Obligations of the Company.  The obligations of the Company under this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by the Company:

(a)           Performance.  Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date except for those failures to so perform or comply that, individually or in the aggregate, would not impair the ability of Purchaser to consummate the transactions contemplated hereby.

(b)           Representations and Warranties.  Each of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects (except where any statements in a representation or warranty expressly includes a standard of materiality, such statement shall be true in all respects giving effect to such standard) at and as of the Closing Date as if made at and as of such time or, if made as of a specified date other than the date hereof, as of such date.

(c)           Officer’s Certificate.  The Company shall have received a certificate, dated the Closing Date, of an executive officer of Purchaser to the effect that the conditions specified in paragraphs (a) and (b) above are fulfilled.

ARTICLE VIII

TERMINATION

SECTION 8.01.  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned any time prior to the Closing Date:

(a)           by the written agreement of Purchaser and the Company duly authorized by their respective boards of directors;

(b)           by either Purchaser or the Company if, without fault of such terminating party, the Closing shall not have been consummated on or before July 31, 2002, which date may be extended by mutual consent of the parties hereto; or

(c)           by either Purchaser or the Company, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable.

SECTION 8.02.  Termination by Purchaser.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the board of directors of Purchaser, at any time prior to the Closing Date, if:

(a)           the Company shall have failed to perform in all material respects its covenants or agreements contained in this Agreement which failure would have a Material Adverse Effect on the Company or materially adversely affect (or materially delay) the ability of Purchaser or the Company to consummate the transactions contemplated hereby, and the Company has not cured such breach within ten Business Days after notice by Purchaser thereof; or

(b)           the representations and warranties of the Company contained in this Agreement shall not be true and correct in any respect that is reasonably likely to have a Material Adverse Effect on the Company (or if such representations and warranties are qualified by reference to materiality or a Material Adverse Effect on the Company) and the Company has not cured such breach within 10 Business Days after notice by Purchaser.

SECTION 8.03.  Termination by the Company.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by action of the Board of Directors of the Company, if:

(a)           Purchaser shall have failed to perform in all material respects its covenants or agreements contained in this Agreement which would materially adversely affect (or materially delay) the ability of Purchaser or the Company to consummate the transactions contemplated hereby, and Purchaser has not cured such breach within 10 Business Days after notice by the Company thereof; or

(b)           the representations and warranties of Purchaser contained in this Agreement shall not be true and correct in any respect, the effect of which is that the consummation of the transactions contemplated is reasonably likely to have a Material Adverse Effect on the Company and Purchaser has not cured such breach within 10 Business Days after notice by the Company.

SECTION 8.04.  Procedure for Termination.  In the event of termination and abandonment of the transactions contemplated herein by Purchaser or the Company pursuant to this Article VIII, written notice thereof shall forthwith be given to the other.

SECTION 8.05.  Extension; Waiver.  At any time prior to the Closing Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

CLOSING

SECTION 9.01.  Time and Place.  Subject to the provisions of Articles VII and VIII, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California on June 3, 2002 or on such date and time to be agreed upon by the parties, but in no event later than 9:00 A.M., local time, on the first Business Day after the date on which each of the conditions set forth in Articles VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Purchaser and the Company may mutually agree.  The time and date on which the Closing actually occurs is herein referred to as the “Closing Date.”

ARTICLE X

INDEMNIFICATION

SECTION 10.01  Indemnification.  In addition to all rights and remedies available to the parties hereto at law or in equity, the Company shall indemnify the Purchaser, its stockholders, officers, directors, employees, agents, representatives, successors and assigns, its affiliates, and it’s affiliates’ stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Indemnified Persons”), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:  (i) any misrepresentation or breach of warranty on the part of the Company under this Agreement; or (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Company under this Agreement or any of the other Transaction Documents.

10.02  Maximum Recovery.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be liable for indemnification under this Article X in an amount in excess of the purchase price of the New Shares and the shares of Company Common Stock issued upon exercise of the Purchaser’s Option and the Conditional Option.

10.03  Exception.  Notwithstanding the foregoing, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person’s negligence (unless such Indemnified Person’s negligence was based upon the Indemnified Person’s reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein or in any of the other Transaction Documents) the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Company reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Citibank, N.A. as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Company.

10.04  Investigation.  All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 10.06 below, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

10.05  Contribution.  If the indemnity provided for in this Section 10.01 shall be, in whole or in part, unavailable to any Indemnified Person, due to Section 10.01 being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 10.01 shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Company and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Person on the other, but also the relative fault of the Company and be in addition to any liability that the Company may otherwise have.  The indemnity, contribution and expense reimbursement obligations that the Company has under this Article X shall survive the expiration of the Transaction Documents.  The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

10.06       Limitation.  Except as set forth in Section 10.02 above with respect to indemnification, this Article X is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the other Transaction Documents.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Survival of Representations and Warranties.  Other than the representations and warranties set out in Sections 4.11 and 4.13, the representations and warranties made in this Agreement shall survive for a period of three years beyond the Closing Date.  The representations and warranties set out in Sections 4.11 and 4.13 shall until the expiration of the applicable statutory period.

SECTION 11.02.  Entire Agreement; Assignment.  (a)  This Agreement (including the documents and the instruments referred to herein) and the confidentiality agreement executed by Purchaser and the Company dated April 5, 2001 and the confidentiality provision set forth in numbered paragraph 8 of the letter between Purchaser and the Company dated August 24, 2001 (together, the “Confidentiality Agreement”) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b)           Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Purchaser may assign this Agreement and any of its rights, interests and obligations hereunder to an affiliate of such party without such consent.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 11.03.  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

SECTION 11.04.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile (with receipt confirmed) to the respective parties as follows:

If to Purchaser:

Biovail Laboratories Incorporated
Chelston Park, Building 2, Ground Floor, Collymore Rock, St. Michael, Barbados, West Indies

and copies to:

Biovail Corporation
2488 Dunwin Drive
Mississauga, Ontario
Canada L5L 1J9
Attention:  General Counsel
Fax:  (416) 285-6499

Cahill Gordon & Reindel
80 Pine Street
New York, New York  10005
Attention:  Roger Andrus, Esq.
Fax:  (212) 269-5420

If to the Company:

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, California  94025
Attention:  Chief Financial Officer
Fax:  (650) 462-9991

with a copy to:

Heller Ehrman White & McAuliffe LLP
275 Middlefield Road
Menlo Park, California 94025
Attention:  Julian N. Stern, Esq.
Fax:  (650) 324-0638

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

SECTION 11.05.  Governing Law; Jurisdiction.  (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions.

(b)           In addition, each of the parties hereto agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in New York, New York.

SECTION 11.06.  Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 11.07.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 11.08.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 2.02, 3.01(d), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 11.09.  Remedies.  Except as set forth below, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 11.10     EIS Right of Participation.

(a)                                  The Purchaser and the Company acknowledge that Elan International Services, Ltd. (“EIS”) may elect to purchase securities of the Company on the same terms and subject to the same conditions as those set forth herein in accordance with that certain Securities Purchase Agreement, dated as of January 21, 2000, between the Company and EIS (the “EIS Securities Purchase Agreement”).  In the event that Elan elects to exercise its preemptive right under the EIS Securities Purchase

Agreement, the Company shall enter into a Stock Purchase Agreement with EIS on the same terms and conditions as those set forth herein; provided that the number of shares of Company Common Stock to be purchased by EIS shall be no greater than the number of shares of Common Stock which EIS is entitled to purchase under the EIS Securities Purchase Agreement and the number of shares of Company Common Stock subject to the Purchaser’s Option and Conditional Option provided for in such agreement shall be proportionately adjusted as more particularly described below. Any such agreement shall provide, with respect to the restriction of access to proprietary information, that proprietary information will include information relating to the Company’s Metformin GR product or any other project or business being pursued by the Company and the Purchaser, Designee, or an affiliate of Purchaser in lieu of proprietary information relating to DepoMed Development, Ltd.

(b)                                 If pursuant to the EIS Securities Purchase Agreement EIS chooses to exercise its pre-emptive right in respect of any proposed issuances of Company Common Stock issued to the Purchaser pursuant to the terms of this Agreement (the “Issuance”), then the number of Company Common Stock to be issued by the Company to the Purchaser on such Issuance shall be increased to the number of Company Common Stock that results in the Purchaser owning the same percentage of (i) the total number of issued and outstanding Company Common Stock immediately subsequent to the Issuance of Company Common Stock to the Purchaser and to EIS; as (ii) the total number of issued and outstanding Company Common Stock calculated as if EIS had not exercised its pre-emptive right in respect of the Issuance of Company Common Stock to the Purchaser.

(c)                                  If EIS chooses to exercise its pre-emptive right in respect of the Issuance, the number of Company Common Stock to be issued by the Company to the Purchaser will be calculated as the amount determined as Y by the formulae in Part B-2 of Schedule 11.10, where:

(1)                                  B is the number of Company Common Stock owned by the Purchaser prior to the Issuance;

(2)                                  B% is the percentage of the issued and outstanding Company Common Stock that the Purchaser would own upon the Issuance (calculated without reference to any Company Common Stock that may be issued to EIS should it exercise its pre-emptive right);

(3)                                  E is the number of Company Common Stock owned by EIS prior to the Issuance;

(4)                                  E% is the percentage of issued and outstanding Company Common Stock that EIS is entitled to own upon the acquisition of Company Common Stock on the exercise of its pre-emptive right and the Issuance; and

(5)                                  T is the total number of issued and outstanding Company Common Stock prior to the Issuance and the issuance of any Company Common Stock to EIS on the exercise of its pre-emptive right.

The number of shares to be issued to EIS on the exercise of its pre-emptive right is the number determined as X by the formulae in Part B-2 of Schedule 11.10.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

BIOVAIL LABORATORIES INCORPORATED

By:	/s/ Eugene Melnyk
Name: Eugene Melnyk
Title: President

DEPOMED, INC.

By:	/s/ John W. Fara
Name: John W. Fara
Title: President

ANNEX I

Form of Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May   , 2002 by and between Depomed, Inc., a California corporation (“Depomed” or the “Company”), and Biovail Laboratories Incorporated, a corporation organized under the laws of Barbados (“Biovail”).

R E C I T A L S:

A.            Pursuant to a Stock Purchase Agreement dated as of May   , 2002 by and between Depomed and Biovail (the “Purchase Agreement”), Biovail has agreed to acquire or cause its designee to acquire, and may acquire in the future, certain shares of common stock, no par value, of Depomed (the “Common Stock”).

B.            It is a condition to the closing of the transactions contemplated by the Purchase Agreement that the parties execute and deliver this Agreement.

C.            The parties desire to set forth their agreement as to the terms and conditions related to the granting of certain registration rights to the Holders (as defined below) relating to the Common Stock held by such Holders.

A G R E E M E N T:

The parties hereto agree as follows:

1.             Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holders” shall mean Biovail, any Person as a designee of Biovail who shall have acquired Registrable Securities and any Person who shall have acquired Registrable Securities from Biovail or its designee, in each case as permitted herein, in a transaction pursuant to which registration rights are transferred pursuant to Section 10 hereof.

“Person” shall mean an individual, a partnership, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity, or any department, agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all documents and materials incorporated by reference in such prospectus.

“Registrable Securities” means (i) any shares of Common Stock acquired pursuant to the Purchase Agreement, including, without limitation, the Purchaser’s Option and Conditional Option (each as defined in the Purchase Agreement) contemplated thereby, and (ii) any shares of Common Stock issued or issuable in respect of the securities referred to in clause (i) above upon any stock split, stock dividend, recapitalization, consolidation, merger, spin-off, split-off or similar event; excluding in all cases, however, any Registrable Securities that (a) have been sold, exchanged or otherwise transferred by a holder thereof pursuant to an effective Registration Statement, (b) that are eligible to be sold, exchanged or otherwise transferred without compliance with the registration requirements of Rule 144 (including, without limitation, Rule 144(k)) promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (c) Registrable Securities sold by a Person in a transaction (including a transaction pursuant to a Registration Statement under this Agreement and a transaction pursuant to Rule 144 promulgated under the Securities Act) in which registration rights are not transferred pursuant to Section 10 hereof.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

“Registration Expenses” shall mean all expenses, other than Selling Expenses, incurred by the Company in complying with Sections 2 or 3 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes and the costs, fees and expenses of any accountants, attorneys or other experts retained by the Holders or Holder.

2.             Demand Registrations.

(a)           Requests for Registration.  In the event that at any time on or after the date hereof the Company receives from the Holder(s) a written request that the Company file a Registration Statement on Form S-1 or Form S-3 (or any successor form or short form Registration Statement) for a public offering of Registrable Securities (a “Demand Registration”), the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would be at least $3,000,000, within 5 days after receipt of any such request the Company will give written notice of such requested registration to all other Holders of Registrable Securities.  The Holders in aggregate will be entitled to request two Demand Registrations hereunder.  A registration will not count as a Demand Registration until it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Holders requesting such registration, including a request by such Holders that such registration be withdrawn).  Notwithstanding anything in this Section 2 to the contrary, the rights of the Holders under this Section 2 shall be subject to the piggyback registration rights, including rights of priority and rights related to the selection of underwriters, of certain security holders of the Company to pursuant to Section 3 of the Registration Rights Agreement, dated as of January 21, 2000 between the Company and Elan International Services, Inc., as in effect as of the date hereof (the “EIS Registration Rights Agreement”.

(b)           Priority on Demand Registrations.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (x) such number of Registrable Securities pro rata among the selling Holders based upon the number of Registrable Securities proposed to be sold by each such Holder and (y) then, any other shares of Common Stock proposed to be sold by the Company or other Persons.  No securities other than Registrable Securities hereunder shall be included in such Demand Registration without the prior written consent of Biovail, or, in the event that Biovail (taken together with its subsidiaries) at such time holds less than 25% of the Registrable Securities, Holders who collectively hold Registrable Securities representing at least 50% of the Registrable Securities then outstanding.

(c)           Restrictions on Demand Registration.  The Company may postpone the filing or the effectiveness of a Registration Statement for a Demand Registration one time for up to 90 days if the Company determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the

Company; provided, that in such event, the Holders initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder and the Company will pay any Registration Expenses in connection with such registration.

(d)           Selection of Underwriters.  Biovail, or, in the event that Biovail (taken together with its subsidiaries) at such time holds less than 25% of the Registrable Securities, the Holders of a majority of the Registrable Securities participating therein, will have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to the Demand Registration, subject to the Company’s prior written approval, which will not be unreasonably withheld or delayed.

(e)           Other Registration Rights.  Except as provided in this Agreement, so long as any Holder owns any Registrable Securities, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which conflicts with the rights granted to the Holders hereunder, without the prior written consent of the Holders of at least 50% of the Registrable Securities.

3.             Piggyback Registrations.

(a)           Right to Piggyback.  If at any time the Company shall propose to register Common Stock under the Securities Act (other than in a registration statement on Form S-3 relating to sales of securities to participants in a Company dividend reinvestment plan, or Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to the existing shareholders or employees of the Company), the Company (i) shall give prompt written notice to all Holders of its intention to effect such a registration and, (ii) subject to Section 3(b) and the other terms of this Agreement, will include in such registration all Registrable Securities which are permitted under applicable securities laws to be included in the form of Registration Statement selected by the Company and with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice (each, a “Piggyback Registration”).  A Holder will be permitted to withdraw all or any part of the

Registrable Securities requested by such Holder to be included therein from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.  Notwithstanding anything in this Section 3 to the contrary, the rights of the Holders under this Section 3 shall be subject to the rights, including rights of priority and rights related to the selection of underwriters, of certain security holders of the Company to cause the Company to effect a demand registration pursuant to Section 2 of the EIS Registration Rights Agreement, as in effect as of the date hereof.

(b)           Priority on Piggyback Registrations.  If a Piggyback Registration is to be an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Piggyback Registration, only as may be permitted in the reasonable business judgment of the managing underwriters for such Piggyback Registration:

(i)            first, up to that number of securities that the Company proposes to sell for its own account, if any;

(ii)           second, up to that number of Registrable Securities requested to be included in such registration by the Holders and that number of securities requested to be included in such registration by any other Person with registration rights applicable to such Piggyback Registration under agreements existing as of the date hereof, pro rata among the Holders of such Registrable Securities and such other Persons, on the basis of the number of shares owned; and

(iii)          third, up to that number of other securities requested to be included in such registration.

The Holders of any Registrable Securities included in such an underwritten offering must execute an underwriting agreement, in customary form and in form and substance satisfactory to the managing underwriters.

(c)           Right to Terminate Registration.  If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

(d)           Selection of Underwriters.  The Company will have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to a Piggyback Registration, subject to the approval of Biovail, or, in the event that Biovail (taken together with its subsidiaries) at such time holds less than 25% of the Registrable Securities, the Holders of a majority of the Registrable Securities, which approval will not be unreasonably withheld or delayed.

4.             Expenses of Registration.  Except as otherwise provided herein or as may otherwise be prohibited by applicable law, all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by such Holders.

5.             Standstill Agreements.

(a)           The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except (x) as part of such underwritten registration, (y) pursuant to registration statements on Form S-4 or Form S-8 or any successor form or (z) as required under any existing contractual obligation of the Company), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its reasonable efforts to cause each officer and director of the Company and each holder of at least 5% (calculated on a fully-diluted basis) of its outstanding shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, to agree not to effect any sale or distribution (including sales pursuant to Rule 144) of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

(b)           Each Holder agrees, in the event of a public offering by the Company of Common Stock under a registration statement on Form S-1, S-3 or S-4, not to effect any offer, sale, distribution or transfer of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then effect) under the Securities Act (except as part of such underwritten registration), beginning on the date of receipt of a written notice from the Company notifying the Holders of the initial filing of such registration statement with the Commission and ending on the earlier of (i) 180 days from the date of receipt of such written notice or (ii) 90 days from the effective date of such registration statement; provided, that the Company and each of its officers and directors and each holder of not less than 5% (calculated on a fully diluted basis) of the Company’s outstanding Common Stock is subject to the same restrictions.

6.             Registration Procedures.  Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)           subject to Section 2(c) and 3(a) hereof, prepare and file with the Commission a Registration Statement on any appropriate form for which the Company qualifies with respect to such Registrable Securities and use its reasonable efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will (i) furnish to the counsel selected by the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify each Holder covered by such registration of any stop order issued or threatened by the Commission against any registration statement of the Company);

(b)           subject to Section 2(c), 3(b) and 6(e) hereof, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for a period equal to the shorter of (i) 180 days and (ii) the time by which all securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that nothing contained in this provision shall require the Company to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), (ii) subject itself to taxation in any jurisdiction, or (iii) take any action that would subject it to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be required to amend the Registration Statement or supplement the Prospectus for a period of up to sixty days if the board of directors of the Company determines in good faith that to do so would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require the disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company delays amendments or supplements pursuant to this provision.  Upon receipt of any notice pursuant to this Section 6(e), the Holders shall suspend all offers and sales of securities of the Company and all use of any Prospectus until advised by the Company that offers and sales may resume, and shall keep confidential the fact and content of any notice given by the Company pursuant to this Section 6(e);

(f)            cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)            make available for inspection by a representative of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j)            otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           in the event of the issuance or threat of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares Common Stock included in such Registration Statement for sale in any jurisdiction, notify the Holders in writing of such issuance or threat;

(l)            in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares Common Stock included in such Registration Statement for sale in any jurisdiction, use its reasonable efforts to promptly obtain the withdrawal of such order; and

(m)          if the registration is an underwritten offering, use all reasonable efforts to obtain a so-called “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

7.             Obligations of Holders.  Whenever the Holders sell any Registrable Securities pursuant to a Demand Registration or a Piggyback Registration, such Holders shall be obligated to comply with the applicable provisions of the Securities Act, including the prospectus delivery requirements thereunder, and any applicable state securities or blue sky laws.

8.             Indemnification.

(a)           In connection with any Registration Statement for a Demand Registration or Piggyback Registration in which a Holder is participating, the Company agrees to indemnify, to the fullest extent permitted by applicable law, each Holder, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or any amounts paid in settlement of any litigation, investigation or proceeding commenced or threatened (collectively, “Claims”) to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein by such Holder’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same or by such Holder’s failure to comply with applicable securities laws.  In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)           In connection with any Registration Statements in which a Holder is participating, each such Holder will, furnish to the Company in writing such customary information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Seller’s Information”) and, to the fullest extent permitted by applicable law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any and all Claims to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements regarding Seller’s Information  therein not misleading or (iii) any failure on the part of the Holder to comply with applicable securities laws other than a failure arising out of a material misstatement or omission in the Prospectus other than Seller’s Information; provided that with respect to a Claim arising pursuant to clause (i) or (ii) above, the material misstatement or omission is contained in such Seller’s Information; provided, further, that the obligation to indemnify will be individual to each such Holder and will be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the indemnifying party of its obligation under paragraphs (a) and (b) unless, and then only to the extent that, the indemnifying party has been prejudiced by such failure to provide such notice) and (ii) unless, in such indemnified party’s reasonable judgment, based on written advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the reasonable judgment of any indemnified party, based on written advice of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnifying party shall not be liable to indemnify an indemnified party for any settlement, or consent to judgment of any such action effected without the indemnifying party’s written consent (but such consent will not be unreasonably withheld, delayed or conditioned).  Furthermore, the indemnifying party shall not, except with the prior written approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation without any payment or consideration provided by each such indemnified party.

(e)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under clauses (a) and (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the Registration Statement from the sale of shares pursuant to the registered offering of securities for which indemnity is sought but also the relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the Registration Statement in connection with the statement or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company (if any), the underwriters, the sellers of Registrable Securities and any other sellers participating in the Registration Statement shall be deemed to be based on the relative relationship of the total net proceeds from the offering (before deducting expenses) to the Company, the total underwriting commissions and fees from the offering (before deducting expenses) to the underwriters and the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the Registration Statement.  The relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the Registration Statement shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Registrable Securities.

9.             Participation in Underwritten Registrations.  No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holder or Holders entitled hereunder to approve such arrangements, (b) as expeditiously as possible notifies the Company of the occurrence of any event as to it as a result of which any prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (c) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.           Transfer of Registration Rights.  The rights granted to any Holder under this Agreement may be assigned to any transferee of Registrable Securities in connection with any transfer or assignment of Registrable Securities by a Holder; provided, however, that:  (a) such transfer is otherwise effected in accordance with applicable securities laws, (b) if not already a party hereto, the assignee or transferee agrees in writing prior to such transfer to be bound by the provisions of this Agreement applicable to the transferor, and (c) Biovail shall act as agent and representative for such Holder for the giving and receiving of notices hereunder.

11.           Information by Holder.  Each Holder shall furnish to the Company such written information regarding such Holder and any distribution proposed by such Holder as the Company may reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly notify the Company of any changes in such information.

12.           Exchange Act Compliance.  The Company shall comply with all of the reporting requirements of the Exchange Act then applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Securities.  The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

13.           Termination of Registration Rights.  All registration rights granted under this Agreement shall terminate and be of no further force and effect, as to any particular Holder, at such time as all Registrable Securities held by such Holder are eligible to be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder or have been resold pursuant to a Registration Statement hereunder.

14.           Miscellaneous.

(a)           No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement without the prior written consent of a majority in interest of such Registrable Securities.

(b)           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holders of at least 50% of the Registrable Securities and, if at such time Biovail (taken together with its subsidiaries) holds at least 25% of the original Registrable Securities, Biovail; provided, that without the prior written consent of all the Holders, no such amendment or waiver shall reduce the foregoing percentage required to amend or waive any provision of this Agreement.

(d)           Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement may be transferred by Biovail to any of its affiliates.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any permitted transferee of Securities or Registrable Securities, in accordance with Section 10 hereof.

(e)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

(f)            Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

(g)           Descriptive Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)           Governing Law; Disputes.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.  Any dispute under this Agreement that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

(i)            Notices.  All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by internationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

if to Depomed, to:

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, California  94025
Attention:  Chief Financial Officer
Fax:  (650) 462-9991

with a copy to:

Heller Ehrman White & McAuliffe LLP
275 Middlefield Road
Menlo Park, California 94025
Attention:  Julian N. Stern, Esq.
Fax:  (650) 324-0638

if to Biovail, to:

Biovail Laboratories Incorporated
[Address]

and copies to:

Biovail Corporation
2488 Dunwin Drive
Missisaugua, Ontario
Canada L5L 1J9
Attention:  Brian Crombie
Fax:  (416) 285-6499

Cahill Gordon & Reindel
80 Pine Street
New York, New York  10005
Attention:  Roger Andrus, Esq.
Fax:  (212) 269-5420

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 14(i).  Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

(j)            Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DEPOMED, INC.

By:
Name:
Title:

BIOVAIL LABORATORIES INCORPORATED

By:
Name:
Title:

ANNEX II

Form of Nominee Voting Commitment Letter

Reference is hereby made to the Stock Purchase Agreement, dated May [  ], 2002  (the “Stock Purchase Agreement”), by and between Depomed, Inc., a California corporation (the “Company”), and Biovail Laboratories Incorporated, a corporation organized under the laws of Barbados (“Purchaser”).  This letter shall be effective as of the Closing (as defined in the Stock Purchase Agreement).

                In consideration of the Purchaser’s agreement to enter into the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby commits to vote or cause to be voted all shares of Company Voting Stock owned or beneficially owned by the undersigned in favor of the election of the Purchaser Nominees (as defined in the Stock Purchase Agreement), if any, designated by the Purchaser in accordance with Section 3.02 of the Stock Purchase Agreement as in effect on the date hereof, to the Board of Directors of the Company at each election of the Board of Directors of the Company with respect to which the Purchaser is entitled to designate Purchaser Nominees.

                For purposes of this letter, “Company Voting Stock” means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of the Company entitling the holders thereof to vote in an election of the Board of Directors of the Company.

Signature:

Name of Shareholder:

Title of Signatory if
Shareholder is an entity:

Address:

Date:

ANNEX III

Committed Voters

1.                                       Orbimed Advisors LLC

2.                                       Easton Hunt Capital Partners

3.                                       John W. Shell, Ph.D.

4.                                       John N. Shell